As filed with the Securities and Exchange Commission on December 22, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DTE ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Michigan	38-3217752
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Energy Plaza Detroit, Michigan	48226-1279
(Address of Principal Executive Offices)	(Zip Code)

DTE Energy Company Savings and Stock Ownership Plan

DTE Gas Company Investment and Stock Ownership Plan

DTE Electric Company Savings & Stock Ownership Plan

for Employees Represented by Local 17

of the International Brotherhood of Electrical Workers

DTE Electric Company Savings & Stock Ownership Plan

for Employees Represented by Local 223

of the Utility Workers Union of America

(Full title of the plan)

Lisa A. Muschong

DTE Energy Company

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathrine M. Lorenz

DTE Energy Company

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by DTE Energy Company, a Michigan corporation (the “Registrant”), for the purpose of registering (1) an additional 5,570,000 shares of common stock, without par value (the “Common Stock”), of the Registrant that may be issued under (i) the DTE Energy Company Savings and Stock Ownership Plan; (ii) an additional 350,000 shares of Common Stock that may be issued under the DTE Gas Company Investment and Stock Ownership Plan; (iii) an additional 530,000 shares of Common Stock that may be issued under the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers; and (iv) an additional 3,550,000 shares of Common Stock that may be issued under the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively, the “Plans”).

The additional shares are securities of the same class and relate to the same Plans as those registered pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-202343) filed with the Securities and Exchange Commission on February 27, 2015 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

•

Annual Report on Form 10-K for the year ended December 31, 2022 (including information specifically incorporated by reference into DTE Energy’s Form 10-K from DTE Energy’s definitive Proxy Statement for its 2023 annual meeting of shareholders);

•	Annual Report for each of the Plans on Form 11-K for the year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

•

Current Reports on Form 8-K filed on February  2, 2023, February  24, 2023, March  17, 2023, May  10, 2023, June  26, 2023 (Item 5.02), June  28, 2023, October  27, 2023, and December 8, 2023 (Item 5.03); and

•	the description of the Registrant’s Common Stock, filed as Exhibit 4-311 to DTE Energy’s Form 10-K for the year ended December 31, 2019.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Legal matters in connection with the validity of the common stock offered under the Plans have been passed upon for DTE Energy Company (“DTE Energy”) by Kathrine M. Lorenz, Vice President and Deputy General Counsel of DTE Energy. Ms. Lorenz beneficially owns DTE Energy common stock and is eligible to participate in one or more of the Plans.

Item 8. Exhibits.

Exhibit Number	Description

*4.1	Amended and Restated Articles of Incorporation of DTE Energy Company dated December 13, 1995 as amended from time to time (incorporated herein by reference to Exhibit 3-1 to DTE Energy’s Form 8-K dated May 6, 2010).

*4.2	Bylaws of DTE Energy Company, as amended through December 6, 2023 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K filed December 8, 2023).

5.1	Opinion of Kathrine M. Lorenz, Esq.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of GJC CPA’S & ADVISORS.

23.3	Consent of Kathrine M. Lorenz, Esq. (contained in Exhibit 5.1)

24.1	Directors’ Power of Attorney.

107	Filing Fee Table.

*	Previously Filed

The Registrant undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 22nd day of December, 2023.

DTE ENERGY COMPANY

/s/ Gerardo Norcia
Gerardo Norcia
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gerardo Norcia Gerardo Norcia	Director, Chairman of the Board and Chief Executive Officer	December 22, 2023
(Principal Executive Officer)

/s/ David Ruud David Ruud	Executive Vice President and Chief Financial Officer	December 22, 2023
(Principal Financial Officer)

/s/ Tracy J. Myrick Tracy J. Myrick	Chief Accounting Officer (Principal Accounting Officer)	December 22, 2023

Signature	Title	Date
* Nicholas K. Akins	Director	December 22, 2023

* Deborah L. Byers	Director	December 22, 2023

* David A. Brandon	Director	December 22, 2023

* Charles G. McClure, Jr.	Director	December 22, 2023

* Gail J. McGovern	Director	December 22, 2023

* Mark A. Murray	Director	December 22, 2023

* Robert C. Skaggs, Jr.	Director	December 22, 2023

* David A. Thomas	Director	December 22, 2023

* Gary Torgow	Director	December 22, 2023

* James H. Vandenberghe	Director	December 22, 2023

* Valerie M. Williams	Director	December 22, 2023

/s/ David Ruud *By David Ruud	Attorney-in-Fact	December 22, 2023